EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated August 29, 2005 accompanying the financial statements of Action Industries, Inc. which are included in this Form SB-2 registration statement. We consent to the inclusion in the registration statement of the aforementioned reports.

         We also consent to the reference to us under the caption "Experts" in the SB-2.


 /s/ Robison, Hill & Co.
Robison, Hill & Co.
Certified Public Accountants
Salt Lake City, Utah
January 30, 2006




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